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Exhibit 32

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
with Respect to the Quarterly Report on Form 10-Q
for the Quarter ended February 29, 2004
of Scholastic Corporation

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Scholastic Corporation, a Delaware corporation (the "Company"), does hereby certify to the best of such officer's knowledge, that:

  1.
  The Company's Quarterly Report on Form 10-Q for the quarter ended February 29, 2004 (the "Form 10-Q") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  2.
  Information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: April 2, 2004	/s/ Richard Robinson Richard Robinson Chief Executive Officer
Dated: April 2, 2004	/s/ Mary A. Winston Mary A. Winston Chief Financial Officer

        The certification set forth above is being furnished as an exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form 10-Q or as a separate disclosure document of the Company or the certifying officers.

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  Exhibit 32
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 with Respect to the Quarterly Report on Form 10-Q for the Quarter ended February 29, 2004 of Scholastic Corporation